EXHIBIT 10.20

AZTAR CORPORATION

2000 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN

AMENDED AND RESTATED DECEMBER 5, 2001

ARTICLE I

PLAN ADMINISTRATION AND ELIGIBILITY

1.1  Purpose

The purpose of the Aztar Corporation 2000 Nonemployee Directors Stock Option Plan (the "Plan") is to assist Aztar Corporation (the "Company") in attracting and retaining capable outside directors (the "Directors") and to provide them with an incentive to contribute to the long-term growth of the Company by encouraging ownership in the Company. All options granted hereunder shall be nonstatutory stock options.

1.2  Administration

The Plan shall be administered by the Compensation and Stock Option Committee (the "Committee") of the Board of Directors of the Company (the "Board"). The Committee shall have the responsibility of interpreting the Plan and establishing and amending such rules and regulations necessary or appropriate for the administration of the Plan. All interpretations of the Plan and stock option awards by the Committee shall be final and binding upon all persons having an interest in the Plan.

The Board shall fill all vacancies, however caused, in the Committee. The Board may from time to time appoint additional members to the Committee, and may at any time remove one or more Committee members and substitute others. One member of the Committee shall be selected by the Board as chairman. The Committee shall hold its meetings at such times and places as it shall deem advisable. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may appoint a secretary and make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings.

No member of the Board or the Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any award granted hereunder.

1.3  Eligibility

Directors who are not employees of the Company or any of its subsidiaries ("Participants") shall be eligible to participate in the Plan. All options shall be automatically granted in accordance with the terms set forth in Section 2.1 below.

1.4  Stock Subject to the Plan

     (a)   The maximum number of shares reserved for the grant of options under the Plan shall be 250,000 shares of common stock of the Company, par value of $0.01 per share ("Common Stock").

     (b)   If any outstanding award under the Plan for any reason expires or is terminated or cancelled without having been exercised or otherwise realized in full, the shares of Common Stock allocable to the unexercised, expired, terminated or cancelled portion of such award shall (unless the Plan shall have been terminated) be restored to the total number of shares of Common Stock available for grant pursuant to the Plan.

     (c)   Upon the exercise of a stock option awarded under the Plan, the Company may distribute authorized but unissued shares of Common Stock, treasury shares of Common Stock or shares of Common Stock reacquired by the Company.

ARTICLE II

OPTIONS

2.1  Stock Option Awards

Subject to the provisions of Section 3.7 below:

     (a)   All grants of options hereunder shall be automatic and nondiscretionary. No person shall have any discretion to select which nonemployee Director shall be granted options or to determine the number of shares of stock to be covered by options.

     (b)   On the date that any nonemployee Director is first appointed to the Board after the Effective Date, he or she shall be granted an option to purchase 5,000 shares of Common Stock (the "Initial Grant").

     (c)   On the first business day following the 2002 Annual Stockholders Meeting of the Company, each nonemployee Director shall be granted a one-time option to purchase 30,000 shares of Common Stock (the "2002 Grant"). In the event that a nonemployee Director is subsequently appointed to the Board on any day after the first business day following the 2002 Annual Stockholders Meeting of the Company, such nonemployee Director shall be awarded on the first business day after the next annual stockholders meeting of the Company following such nonemployee Director's appointment, a one-time stock option grant to purchase (i) 24,000 shares of Common Stock, if the nonemployee Director is appointed prior to the first business day after the 2003 annual stockholders meeting, (ii) 18,000 shares of Common Stock, if the nonemployee Director is appointed prior to the first business day after the 2004 annual stockholders meeting, (iii) 12,000 shares of Common Stock, if the nonemployee Director is appointed prior to the first business day after the 2005 annual stockholders meeting, or (iv) 6,000 shares of Common Stock, if the nonemployee Director is appointed prior to the first business day after the 2006 annual stockholders meeting.

2.2  Terms and Conditions of Stock Option Awards

     (a)   Written Agreement. Each option granted shall be evidenced by a written agreement (the "Option Agreement) delivered to the Participant in such form as the Committee shall prescribe.

     (b)   Option Price; Exercisability. The option price per share of Common Stock purchaseable under any option granted hereunder shall be equal to the Fair Market Value of a share of Common Stock on the date of grant. Each Initial Grant shall be fully vested and exercisable in its entirety immediately upon grant. Any option granted pursuant to Section 2.1(c) hereof shall be subject to the following vesting schedule (the "Vesting Period"): (i) all options shall be fully vested by the 2006 anniversary date of the option grant, (ii) options to purchase 6,000 shares shall vest immediately upon grant, and (iii) all remaining options shall vest pro rata on each anniversary date of the grant over the remainder of the Vesting Period. Unless otherwise sooner terminated in accordance with the provisions of this Plan, an option shall remain exercisable until a date that shall be ten years from the date of grant. A Participant may exercise an option by payment in full in cash or in shares of Common Stock having a Fair Market Value equal to the option price, or in a combination of cash and such shares. "Fair Market Value" of Common Stock on any given day means the (i) the closing sales price per share of Common Stock on a national securities exchange for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are then traded on an over-the-counter market, the average of the closing bid and asked prices for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as shall be determined by a nationally recognized appraisal firm or investment bank.

     (c)   Effect of Certain Changes

          (i)     If there is any change in the shares of Common Stock through the declaration of extraordinary dividends, stock dividends, recapitalization, stock splits, or combinations or exchanges of such shares, or other similar transactions, the number of shares of Common Stock available for options, the number of such shares covered by outstanding options, and the price per share of options shall be proportionately adjusted to reflect such change in the issued shares of Common Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

          (ii)    In the event of the proposed dissolution or liquidation of the Company, in the event of any corporate separation or division, including, but not limited to, split-up, split-off or spin-off, or in the event of a merger or consolidation of the Company with another company, or other similar transactions, then (A) the Participant shall have the right to exercise an option (at its then option price) for the kind and amount of shares of stock and other securities, property, cash or any combination thereof receivable upon such dissolution, liquidation, or corporate separation or division, or merger or consolidation by a holder of the number of shares of Common Stock subject to such award for which such award might have been exercised or realized immediately prior to such dissolution, liquidation or corporate separation or division, or merger or consolidation, and (B) all options granted pursuant to Section 2.1(c) hereof shall vest and become exercisable in their entirety immediately prior to the consummation of any of the foregoing transactions in this Section 2.2(c)(ii).

     (d)   In the event of a change in the Common Stock of the Company as presently constituted that is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

     (e)   Except as hereinbefore expressly provided in this Section 2.2, the Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of and dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another company; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an award. The grant of an option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

ARTICLE III

GENERAL PROVISIONS

3.1  Authority

Appropriate officers of the Company designated by the Committee are authorized to execute stock option agreements, and amendments thereto, in the name of the Company, as directed from time to time by the Committee.

3.2  Rights of Directors

The Plan shall not be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's stockholders or to retain any Director at any particular rate of compensation. The Company shall not be obligated to issue shares of Common Stock pursuant to the exercise of a stock option awarded under the Plan if such issuance would constitute a violation of any applicable law.

3.3  Termination as Director

In the event that a Participant's service as a director shall terminate for any reason, including disability or retirement (but other than by reason of death or for cause), all options of such Participant that are exercisable at the time of such termination shall terminate, unless earlier terminated in accordance with their terms, on the date that is eighteen (18) months after the date of such termination of service; provided, however, that if service as a director shall terminate for cause, all options theretofore granted to such Participant shall, to the extent not theretofore exercised, terminate forthwith. During such eighteen (18) month period options may be exercised by the Participant or by a person who acquired the right to exercise such option by reason of the disability of the Participant.

In the event of the death of a Participant, all options theretofore granted to such Participant (to the extent otherwise exercisable) may, unless earlier terminated in accordance with their terms, be exercised by the Participant or by the Participant's estate or by a person who acquired the right to exercise such option by bequest or inheritance or otherwise by reason of the death of the Participant, at any time within eighteen (18) months after the date of death of the Participant.

3.4  Amendment, Suspension and Discontinuance of the Plan

The Board at any time and from time to time may suspend, terminate, modify or amend the Plan; provided that, to the extent necessary and desirable to comply with Rule 16b-3 under the Securities and Exchange Act (or any other applicable law or regulation), the Company shall obtain approval of the stockholders of the Company to Plan amendments to the extent and in the manner required by such law or regulation. Except that any such increase or modification that may result from adjustments authorized by Section 2.2 hereof shall not require such approval. Except as provided in Section 2.2 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any award previously granted, unless the written consent of the Participant is obtained.

3.5  Governing Law

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware.

3.6  Nontransferability of Options

Options granted under the Plan shall not be transferable otherwise than by will or by the laws of descent and distribution, and options may be exercised or otherwise realized, during the lifetime of the Participant, only by the Participant or by his guardian or legal representative.

3.7  Effective Date and Duration of the Plan

This Plan shall be effective December 7, 2000 (the "Effective Date"), but the Plan and the grant of options hereunder shall be subject to the approval of the Plan by the stockholders of the Company at the next annual stockholders meeting. The Plan shall terminate on the last day of a period commencing on the Effective Date and ending ten (10) years from the date the Plan is adopted by the Board, or the date the Plan is approved by the stockholders of the Company (if applicable), whichever is earlier; provided that options granted prior to the termination of the Plan may be exercised following such termination in accordance with their terms.